Exhibit 99.1

News Release

Eric Jacobs Joins Ritchie Bros. as Chief Financial Officer

VANCOUVER, B.C. (June 2, 2022) – Ritchie Bros. Auctioneers (NYSE: RBA) and (TSX: RBA) ("Ritchie Bros." or the "Company"), a leading global asset management, disposition, and services company is pleased to announce that Eric Jacobs will be joining the Company as its Chief Financial Officer, effective June 6, 2022. Sharon Driscoll, the Company’s current Chief Financial Officer, will remain with the Company in an advisory capacity to assist with the transition prior to her previously announced retirement.

“I am thrilled to welcome Eric to Ritchie Bros. as our Chief Financial Officer”, said Ann Fandozzi, the Company’s Chief Executive Officer. “As we continue on our transformational journey to become the trusted global marketplace for insights, services and transaction solutions, I’m confident that Eric’s extensive experience in various leadership roles will be a great asset to our team.”

Mr. Jacobs brings extensive senior executive leadership experience in digital marketplaces to Ritchie Bros. Most recently, Mr. Jacobs served as Chief Financial Officer at Wheels Up Experience Inc., an industry-leading marketplace for private aviation. Prior to Wheels Up, Mr. Jacobs served as Senior Vice President, Corporate Development of Cox Automotive, Inc. and Executive Vice President, Chief Financial & Administrative Officer of Dealertrack Technologies, Inc., collectively, the largest marketplace and leading provider of SaaS solutions to the U.S. retail automotive industry. Mr. Jacobs also served as Senior Vice President, General Counsel of Dealertrack and President of Dealertrack Canada. In addition to Dealertrack, the Cox Automotive group includes brands such as Manheim Auctions, Kelley Blue Book and Autotrader. Prior to Dealertrack, Mr. Jacobs was an attorney focusing on corporate mergers & acquisitions and securities law at O'Melveny & Myers LLP and an audit manager at KPMG LLP. He holds a J.D. with honors from Rutgers School of Law-Newark and a B.S. in Business Administration with a major in Accounting from Rider University.

“I am delighted to be joining Ritchie Bros. as it continues on its transformational journey”, said Mr. Jacobs. “I look forward to helping the Company execute on its vision and delivering long-term sustainable growth.”

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offering live auction events with online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; Ritchie Bros. Private Treaty, offering privately negotiated sales; and sector-specific solutions GovPlanet, TruckPlanet, and Kruse Energy. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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News Release

Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, "forward-looking statements"), including, in particular, statements regarding the timing of Mr. Jacobs’ appointment, the timing of Ms. Driscoll’s retirement and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as "expect", "plan, "anticipate", "project", "target", "potential", "schedule", "forecast", "budget", "estimate", "intend" or "believe" and similar expressions or their negative connotations, or statements that events or conditions "will", "would", "may", "could", "should" or "might" occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.' control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros. operates; deterioration of or instability in the economy, the markets we serve or the financial markets generally; currency fluctuations; as well as the risks and uncertainties set forth in Ritchie Bros.' Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent quarterly reports on Form 10-Q, which are available on the SEC, SEDAR, and Ritchie Bros.' websites. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.' forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

For investor inquiries, please contact:

Sameer Rathod

Vice President, Investor Relations & Market Intelligence

+1.510.381.7584

srathod@ritchiebros.com

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